EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-218207) of our report dated June 21, 2021, which appears in this annual report on Form 11-K of the Flagstar Bank 401(k) Plan for the year ended December 31, 2020.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan
June 21, 2021